Exhibit 99.1

Beach First National Bancshares, Inc.
News Release

Contact:  Barbara W. Marshall
                 (843) 839-7777

FOR IMMEDIATE RELEASE

Beach First Announces Re-Designed Website

Myrtle Beach, SC, February 15, 2005 – Beach First National Bank’s location along the information highway has been remodeled with a fresh, new look including updated text and graphics. The refurbished site includes detailed information about Beach First’s products and services and provides easy access to the bank’s Internet Banking service, known as NetTeller. Other features on the site include financial tools such as a mortgage loan calculator and a checkbook balancer, and a link to the Deluxe website for easy check reorders. Investor relation information for the bank’s shareholders is also easily available at the click of a mouse. The site can be accessed at beachfirst.com.

William E. Hinson, vice president for information systems and facilities, was instrumental in developing the website’s new design. He said, “The new site provides Beach First customers with an additional location for even more convenience. Visiting the site is like having a key to the bank – customers can gather information, work with the financial calculators, reorder their checks, and with NetTeller, can perform a variety of banking functions.”

Beach First National Bank is a $242 million financial institution headquartered in Myrtle Beach, South Carolina. Beach First operates offices in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina. Beach First offers a full line of banking products and services, including NetTeller internet banking. The company’s stock trades under the symbol BFNB and the website is beachfirst.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.